Articles of Incorporation
                                      for

                                   HRM, INC.

Know all men by these presents:

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 7 8.010 to

Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

1. The name of the corporation is HRM, INC.

2. Offices for the transaction of any business of the corporation, and where meetings of the board of Directors and Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3. The nature of the business is to engage in any lawful activity.

4.      The capital stock shall consist of:

25,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the corporation shall be styled directors, of which there shall be one or more, with the exact number to be fixed by the by-laws of the corporation, provided the number so fixed by the by-laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders. The FIRST BOARD OF DIRECTORS shall consist of THREE director(s) and the names and addresses are as follows:

(1) TERRY L. WORTHYLAKE, 7636 VALLEY GREEN DR., #201,
LAS VEGAS, NV 89129

(2) JAMES B. CROWELL, 2006 STANLEY PL., SIGNAL HILL, CA 92127

(2) MICHAEL KELLEHER, 6935 W. BERNARDO DR., #232,
SAN DIEGO, CA 92127

6.              This corporation shall have perpetual existence.

6. This corporation shall have a President , Secretary, a treasurer, and a resident agent, to be chosen by the

Board of Directors. Any person may hold two or more offices.

8. The Resident Agent of this corporation shall be:

RITE, INC., 1905 S. Eastern Ave., Las Vegas, NV 89104

9. The stock of this corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and no individual stockholder shall be liable
 for the debts and liabilities of the Corporation. The Articles of Incorporation shall never be amended as to the aforesaid provisions.

10. No Director or-Officer of this Corporation shall be personally liable to the Corporation or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or office provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

SIGNATURE OF INCORPORATOR:

FOR

HRM, INC.

I, the undersigned, being the incorporator for he purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 6th day of April 1999

Dolores J. Passaretti
Signature
Dolores J. Passaretti, 1905 S. Eastern Ave., Las Vegas, NV 89104

State of Nevada )

County of Clark)

On the 6th of April, 1999 personally known to me to be the person whose names are subscribed within document and acknowledged to me that they executed the same in their authorized capacity.

Sarah Lambert, Notary
Signature

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